UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): August 11, 2008

ING Life Insurance and Annuity Company -------------------------------------- (Exact name of registrant as specified in its charter)

CONNECTICUT (State of Incorporation)

333-130827, 333-130833, 333-133157, 333-133158, 333-150147 (Commission File Numbers)

#71-0294708 (IRS Employer Identification Number)

One Orange Way, Windsor, CT 06095-4774 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 860-580-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

This Filing Is Made In Accordance With Item No. 4.02 of Section 4 of Form 8-K: Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2008, management of ING Life Insurance and Annuity Company (the “Company”)
concluded that the unaudited condensed consolidated financial statements of the Company for the three months ended March 31, 2008 should no longer be relied upon due to an error in the fair value calculation of certain product guarantees that resulted in an understatement of reserves established by the Company to support such product guarantees. This reserve error had no impact on customer accounts. However, the reserve error impacted the following line items in the unaudited condensed consolidated statement of operations of the Company for the three months ended March 31, 2008
(All dollar amounts in millions):

	As Filed	Adjustment	As
			Restated

Interest credited and other benefits to
contractowners	$ 195.9	$ 39.4	$ 235.3
Net amortization of deferred policy
acquisition costs and value of business
acquired	94.9	(10.4)	84.5
Total benefits and expenses	629.8	29.0	658.8
(Loss) income before income taxes	(69.4)	(29.0)	(98.4)
Income tax (benefit) expense	(43.7)	(10.1)	(53.8)
Net loss	$ (25.7)	$ (18.9)	$ (44.6)

Accordingly, the Company intends to restate its unaudited condensed consolidated financial statements for the three months ended March 31, 2008. The effect of the restatement is described in the table above.

As described above, in the course of determining the required fair value for product guarantees for annuity contracts containing such guarantees for the three months ended March 31,
2008, an error was made in the calculation of the fair value of such product guarantees. Such reserve error was identified by the Company in the course of a review by the Company of its product guarantee valuation methodology undertaken during the preparation of the Company’s unaudited condensed consolidated financial statements for the three and six months ended June 30,
2008.

The Company intends to file an amendment and restatement to its Quarterly Report on Form
10-Q for the quarter ended March 31, 2008 as soon as practicable to reflect the restatement.

In connection with this restatement, the Company has re-evaluated its disclosure controls and internal controls over financial reporting for the three months ended March 31, 2008 and determined that a deficiency in internal controls existed at March 31, 2008 and June 30, 2008 relating to its fair value methodology for product guarantees. Specifically, the Company implemented a new model in 2008 for the calculation of the fair value of product guarantees. This model, which was performed using an end-user computing tool, contained an error in the interest rate conversion process. Such interest rates are used as discount rates in the determination of the fair value of product guarantees. In addition, the secondary review of the results did not identify that incorrect discount rates were used. The Company has concluded that its disclosure controls and procedures were ineffective as of March 31, 2008 and June 30, 2008. The Company will restate its disclosures as of March 31, 2008 to include the identification of the internal control deficiency, as discussed above, related to this restatement. The Company is implementing enhancements to its internal controls over financial reporting to provide reasonable assurance that errors of this type will not recur. These steps include correction of the identified model errors, the implementation of additional monitoring controls to be performed on a quarterly basis, additional in-depth internal review of assumptions, and full implementation of the Company’s existing policies related to end-
user computing tools. In addition, the Company is implementing definitive standards for detailed documentation of a formalized change control process and logic inspection to be completed for each change of the model, and additional in-depth internal review on the discount interest rate conversion process. The Company expects to complete these enhancements by September 30, 2008.

The above conclusions were reached in consultation with the Company’s Board of Directors
(acting as audit committee) and the Company’s independent registered public accounting firm,
Ernst & Young LLP. A copy of this disclosure was provided to Ernst & Young LLP in advance of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on this 13th day of August 2008 on its behalf by the undersigned hereunto duly authorized.

ING Life Insurance and Annuity Company (Registrant)

/s/Megan Huddleston ------------------------- Megan Huddleston Assistant Secretary